Exhibit 10.1



                       ATEL CAPITAL EQUIPMENT Fund X, LLC

                                ESCROW AGREEMENT
                               _____________, 2002


U. S. Bank Trust National Association
San Francisco, California

Gentlemen:

         ATEL Capital Equipment Fund X, LLC, a California limited liability company (the "Fund"), proposes to make a public offering through ATEL Securities Corporation (the "Dealer Manager") and other registered broker-dealers (the "Selected Dealers") of not to exceed 15,000,000 of its units of limited liability company member interest (the "Units") at $10 per Unit. The offering shall be conducted on a best-efforts all-or-none basis for the first 120,000 Units and thereafter on a best-efforts basis for the remaining Units. The offering shall commence at such time as the Fund's registration statement on Form S-1 with respect thereto (the "Registration Statement") is declared effective by the Securities and Exchange Commission ("SEC") which is currently expected to occur on or about _____________, 2002. We are requesting that you consent to act as Depository in connection with the offering.

         As Depository, you shall receive, hold in escrow and disburse subscription funds in accordance with the terms and conditions set forth in this letter and in the "Plan of Distribution" section of the prospectus included in the Registration Statement, as amended or supplemented (such prospectus in the form first filed with the SEC pursuant to Rule 424 under the Securities Act of 1933, as amended, and any supplement or amendment to such prospectus thereafter so filed pursuant to such Rule 424 are hereinafter collectively called the "Prospectus").

         Upon request of ATEL Financial Services, LLC (the "Manager") or the Dealer Manager, you shall provide reports to the Fund and the Dealer Manager as to the number and amount of subscriptions received by you.

         The terms and conditions of your engagement as Depository shall be as follows:

         1. On or before the date of commencement of the offering you shall establish an interest-bearing escrow account which shall be entitled "ACEF X Escrow Account" (the "Escrow Account"). The Dealer Manager and Selected Dealers shall instruct subscribers to make checks payable to the order of the Depository. You shall return any checks received that are made




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payable to a party other than the Depository to the Dealer Manager or Selected
Dealer who submitted the check.

         2. The Dealer Manager and the Selected Dealers shall promptly deliver all monies received for the payment of Units to the Depository for deposit in the Escrow Account. You shall receive and hold deposits of subscription funds in the amount of $10 per Unit. The minimum subscription shall be 200 Units ($2,000) for IRAs and Keogh Plans (as those terms are defined in the Prospectus) and 250 Units ($2,500) for all others, subject, however, to such higher minimum subscriptions as are described in the Prospectus as being applicable in certain circumstances. Each deposit shall be accompanied by a Subscription Agreement in the form of that attached as Exhibit C to the Prospectus identifying by name and address the subscriber whose funds are deposited and the amount of the funds deposited by such subscriber.

         3. Deposits in the form of checks which fail to clear the bank upon which they are drawn shall be returned by the Depository to the subscriber, together with the copy of the Subscription Agreement. You shall concurrently furnish to the Manager and the Dealer Manager a copy of any such Subscription Agreement and check so returned. The Depository shall have no further liability therefor.

         If the Fund rejects any subscription for which the Depository has already collected funds, the Depository shall promptly issue a refund check to the rejected subscriber. If the Fund rejects any subscription for which the Depository has not yet collected funds but has submitted the subscriber's check for collection, the Depository shall promptly issue a check in the amount of the subscriber's check to the rejected subscriber after the Depository has cleared such funds. If the Depository has not yet submitted a rejected subscriber's check for collection, the Depository shall promptly remit the subscriber's check directly to the subscriber.

         4. You shall place funds from the Escrow Account only in the following interest- bearing accounts and short-term obligations as the Fund shall direct: short-term United States government securities, including Treasury bills, securities issued or guaranteed by United States government agencies, certificates of deposit and time or demand deposits in banks and savings and loan associations which are insured by United States government agencies or deposits in members of the Federal Home Loan Bank System; provided, however, that you shall not be required to place any such funds in a manner which is inconsistent with the Prospectus. In the absence of express instructions, you will invest such funds, to the extent reasonably practicable, in a U. S. Bank Money Market Account insured by the FDIC. As Depository you shall not be liable for any loss of interest in the event funds are withdrawn prior to maturity. Interest accrued on subscription funds held in the Escrow Account shall not be an asset of the Fund, but shall either (i) be paid to the respective subscribers upon return of subscription proceeds to subscribers pursuant to paragraph 5 of this Agreement in the event the Minimum Subscriptions (as defined in paragraph
5) are not received prior to termination of the offering); or (ii) be paid to the Fund upon release of subscription proceeds to the Fund for disbursement by the Fund to subscribers, in either case to be divided among the subscribers on a pro rata basis according to the respective numbers of days between the time of deposit of their payments into the Escrow Account and the


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release of such payments to the Fund or the return thereof to the subscribers, and in either case with the amounts of interest allocated among subscribers to be calculated by the Manager.

         5. If and at such time as amounts in collected funds representing subscriptions for not less than 120,000 Units shall have been deposited with you under this Agreement (the "Minimum Subscriptions"), you shall so notify the Manager and the Dealer Manager and upon receipt of written instructions from each of the Fund and the Dealer Manager, you shall disburse to the Fund all subscription funds held by you. If the offering is terminated prior to receipt of collected funds representing the Minimum Subscriptions, or if collected funds representing the Minimum Subscriptions have not been received on or before the date which is one year from the date that the Registration Statement is declared effective by the SEC, you shall promptly disburse all subscription funds to the subscribers who transmitted them without deduction, penalty or expense to the subscriber, and you shall advise the Fund and the Dealer Manager that you have done so. The subscription funds returned to each subscriber shall be free and clear of any and all claims of the Fund or any of its creditors. In any case, all interest earned on subscription proceeds held by you shall be disbursed to subscribers as provided in paragraph 4, with the Manager providing the Depository with the calculation of interest payable to each subscriber. After all disbursements under this Agreement have been completed, the escrow shall be terminated; provided, however, that an agreement with a branch of Depository will be effective upon escrow holder notifying the branch that the Minimum Subscriptions have been reached and escrow is closed. The branch will agree to facilitate transfers of subscription funds to the Fund in the event subscribers make checks payable to the Depository after the date Minimum Subscriptions have been received. The branch's sole function in such event shall be to endorse any such subscription checks to the account of the Fund.

         For purposes of the foregoing, the term "collected funds" shall mean all funds received by the Depository which have cleared normal banking channels and are in the form of cash.

         Notwithstanding the foregoing, any and all subscription proceeds from Pennsylvania investors deposited with the Depositary will be maintained in a separate escrow account entitled "ACEF X Pennsylvania Escrow Account." The terms of the escrow for Pennsylvania subscriptions will be the same as provided for all subscription proceeds under this Agreement, except as expressly stated in the following paragraphs.

         The amount of subscription proceeds held in the Pennsylvania Escrow Account will not be counted in determining the Minimum Subscriptions defined above in this Section 5, unless the Pennsylvania Minimum (as defined below) is reached prior to the date that the amount of the Minimum Subscriptions is received from non-Pennsylvania subscribers. The funds in the Pennsylvania Escrow Account will be retained in such account, and will not be released to the Fund upon the release of other escrowed funds at the time the Minimum Subscriptions are reached under the Agreement unless the conditions for release of Pennsylvania subscriptions set forth in this paragraph are first satisfied. If and at such time as the Fund and the Dealer Manager deliver to the Depositary a certificate, together with any other documentation that the Depositary may reasonably require, which demonstrates that the Fund has received a total amount



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in collected funds which, when added to the total amount held in the
Pennsylvania Escrow Account, represent aggregate subscriptions for not less than 750,000 Units (the "Pennsylvania Minimum"), and upon receipt of written instructions from each of the Fund and the Dealer Manager, the Depositary shall disburse to the Fund all subscription funds held in the Pennsylvania Escrow Account.

         If the offering is terminated prior to receipt of collected funds representing the Pennsylvania Minimum, or if collected funds representing the Pennsylvania Minimum have not been received on or before the date which is 120 days after the date hereof, the Fund and the Dealer Manager will notify each Pennsylvania investor whose subscription proceeds are held in the Pennsylvania Escrow Account within 10 calendar days following the end of such period that such investor has the right to have the escrowed subscription proceeds returned to the investor by notifying the Depositary that such return is desired within 10 calendar days after receipt of such notification of the right to such return. The subscription proceeds held for investors so requesting a return, together with any interest accrued thereon, will be promptly forwarded to such investors, but in no event later than 15 calendar days following receipt by the Depositary of the notice requesting such return.

         Any subscription proceeds from Pennsylvania investors which remain in the escrow after the expiration of the periods described in the foregoing paragraph will be held until the earlier of the satisfaction of the Pennsylvania Minimum condition or the termination of the offering; provided that at the end of each subsequent 120-day period of the escrow, the investors whose subscription proceeds remain in the escrow will be offered the return rights described in the foregoing paragraph; and provided further that, if the Pennsylvania Minimum is not satisfied within one year from the date that the Registration Statement is declared effective by the SEC, the Depositary shall promptly disburse all subscription funds in the Pennsylvania Escrow Account to the subscribers who transmitted them without deduction, penalty or expense to the subscriber, and the Depositary shall advise the Fund and the Dealer Manager that the Depositary has done so. Any such disbursements to Pennsylvania investors will be on the same terms as all disbursements under this Agreement.

         6. All fees, costs, and charges of the Depository shall be paid by the Fund. Escrow fees shall be as set forth in Exhibit A hereto. No fees, costs, charges, indemnification for damages suffered by the Depository or any monies whatsoever shall be paid out of or chargeable to the funds on deposit in the Escrow Account.

         7. The Fund and the Dealer Manager hereby represent and warrant that neither they nor any of their affiliates has made, nor will any such person make, any representation which might imply that you in any way endorse or recommend an investment in Units or guarantee any obligations relating to the Units except those expressly undertaken as Depositary under this Agreement.

         In consideration of your acting as Depository herein, it is agreed that you shall in no case or event be liable for the failure of any of the conditions of this Agreement or damage caused by


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the exercise of your discretion in any particular manner, or for any other reason, except gross negligence or willful misconduct with reference to the Escrow Account, and you shall not be liable or responsible for your failure to ascertain the terms or conditions, or to comply with any of the provisions of, any agreement, contract or other document filed herewith or referred to herein, nor shall you be liable or responsible for forgeries or false personation.

         It is further agreed that if any controversy arises between the parties hereto or with any third person with respect to the subject matter of this Agreement, or its terms or conditions, you are entitled at your option to refuse to comply with any claim or demand, so long as such controversy continues and in so doing you shall not be or become liable for damages or interest to any party for your failure or refusal to comply with any conflicting or adverse demands. You shall be entitled to continue so to refrain and refuse so to act until:

                  A. The rights of the adverse claimants have been finally adjudicated in a court assuming and having jurisdiction of the parties and the money, papers and property involved herein or affected hereby; and/or

                  B. All differences shall have been adjusted by agreement and you shall have been notified thereof in writing by all of the persons interested.

         In the event of any such controversy, you, in your discretion, may file a suit in interpleader for the purpose of having the respective rights of the claimants adjudicated, and deposit with the court all documents and property held hereunder, and the Fund agrees to pay all costs and counsel fees incurred by you in such action and said costs and fees shall be included in the judgment in any such action.

         You shall not be required to take or be bound by notice of any default of any person, or to take any action with respect to such default involving any expense or liability, unless notice of such default is given to you in writing by the Manager and unless you are indemnified in a manner satisfactory to you against such expense or liability.

         You shall be protected in acting upon any notice, request, waiver, consent, receipt or other paper or document reasonably believed by you to be signed by the proper party or parties.

         You may consult with legal counsel if any controversy arises, and you shall incur no liability and shall be fully protected in acting in accordance with the opinion and instructions of counsel.

         In the event that you perform any service not specifically provided hereinabove, or there is any assignment or attachment of any interest in the subject matter of this Agreement or modification thereof, or any controversy arises hereunder, or you are named a party to, or are required to intervene in, any litigation pertaining to this escrow or the subject matter thereof, you shall be reasonably compensated therefor and reimbursed for all costs and expenses, including attorney's fees, occasioned thereby.


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         8. The Fund, the Manager and the Dealer Manager represent and agree that none has made nor will any of them in the future make any representation that states or implies that the Escrow Agent has endorsed, recommended or guaranteed the purchase, value, or repayment of the Units offered for sale by the Fund. The Fund further agrees that it will insert in any prospectus, offering circular, advertisement, subscription agreement or other document made available to prospective purchasers of the Units the following in bold face type: "U.S. Bank Trust National Association is acting only as an escrow agent in connection with the offering of the Units, and has not endorsed, recommended or guaranteed the purchase, value or repayment of such Units", and will furnish to the Escrow Agent a copy of each such prospectus, offering circular, advertisement, subscription agreement or other document at least 5 business days prior to its distribution to prospective purchasers of the Securities".

         9. The Depository may resign upon the giving of 30 days' written notice to the Manager and the Dealer Manager. The Depository may be removed by the Manager and the Dealer Manager, acting jointly, upon 30 days' prior written notice to the Depository. In such event, it shall be the obligation of the Manager, with the consent of the Dealer Manager, to appoint a successor Depository. The Depository shall turn over to such successor, at the direction of the Fund, all funds, accounts and records held by the Depository pursuant to this Agreement.

         Any change in the aforesaid terms and conditions shall require the consent of the Dealer Manager. In the event that any questions arise as to the interpretation of such terms and conditions, you shall be authorized to rely upon telegraphic or written instructions from the Dealer Manager and the Manager.

         If you consent and agree to act as Depository on the terms and conditions set forth above, please so signify by causing a duly authorized officer or employee to sign the enclosed copy of this letter as indicated below and return it to the undersigned, whereupon the terms and conditions of this letter shall constitute an agreement between us. This agreement may be signed


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in separate counterparts, each of which when so executed and delivered shall be an original for all purposes, but all such counterparts shall constitute one and the same instrument.

                                    Very truly yours,

                                    ATEL CAPITAL EQUIPMENT Fund X, LLC,
                                    a California limited liability company

                                    By: ATEL Financial Services, LLC,
                                        a California corporation, Manager
                                        By: ATEL Leasing Corporation, Manager

                                              By: ___________________________
                                                  Dean L. Cash,
                                                  President



                                    ATEL SECURITIES CORPORATION,
                                    a California corporation, Dealer Manager

                                        By: ___________________________
                                                Dean L. Cash,
                                                President


We hereby consent to act as Depository on the terms and conditions set forth above. Executed this ___ day of ________, 2002.

U. S. Bank Trust National Association

By: ____________________________

    ----------------------------
    (Name and Title)






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